SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                     --------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  May 20, 1997

                              BIONX IMPLANTS, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                     333-22359                        22-3458598
(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                     Identification
incorporation)                                                      Number)


1777 Sentry Parkway West, Gwynedd Hall, Suite 400, Blue Bell, PA      19422
         (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number,
including area code:  (215) 643-5000

                  279B Great Valley Parkway, Malvern, PA         19355
                  (Former address)                             (Zip Code)



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Item 5.  Other Events.

     On May 20, 1997, Bionx Implants, Inc. (the "Company") sold 300,000 shares of its Common Stock upon the exercise by the underwriters of the Company's initial public offering of the over-allotment option. The shares were sold at the initial public offering price of $10.50 per share. The Company sold 2,000,000 shares of its Common Stock in its initial public offering, which closed on April 30, 1997. No shares were sold by selling shareholders.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BIONX IMPLANTS, INC.



                               By:/s/Michael J. O'Brien
                                     Vice President and Chief Financial Officer

Dated:  May 20, 1997